EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1995, which appears in the 1994 Annual Report to Stockholders of Tribune Company, which is incorporated by reference in Tribune Company's Annual Report on Form 10-K for the year ended December 25, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Chicago, Illinois
May 10, 1995